Exhibit 10.8

LIMITED WAIVER AGREEMENT

This Limited Waiver Agreement (the “Waiver”) dated and to be effective as of October 6, 2023, is made by and between Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), HOF Village Newco, LLC, a Delaware limited liability company (“HOFV Newco”), HOF Village Youth Fields, LLC, a Delaware limited liability company (“HOFV Youth Fields”), HOF Village Center For Performance, LLC, a Delaware limited liability company (“HOFV CFP”), HOF Village Hotel II, LLC, a Delaware limited liability company (“HOFV Hotel II”), and JKP Financial, LLC, a Delaware limited liability company the “Investor”). The Company, HOFV Newco, HOFV Youth Fields, HOFV CFP, HOFV Hotel II and the Investor may also each be referred to herein, individually as a “Party” and collectively as the “Parties.”

RECITALS

A. The Company and, as applicable, certain subsidiaries of the Company, and the Investor are parties to: (i) the Amended and Restated Series F Warrant (Series F No. W-1), effective as of November 7, 2022, issued by the Company to the Investor (“Series F Warrant No. W-1”); (ii) the Amended and Restated Series F Warrant (Series F No. W-2), effective as of November 7, 2022, issued by the Company to the Investor (the “Series F Warrant No. W-2” and, together with the Series F Warrant No. W-1, the “Warrants”); (iii) the Joinder and Second Amended and Restated Secured Cognovit Promissory Note, effective as of November 7, 2022, issued by the Company, HOFV Newco and HOFV Youth Fields to the Investor (the “JKP Split Note”); (iv) the Secured Cognovit Promissory Note, dated as of June 19, 2020, issued by HOF Village, LLC, and HOFV Hotel II, to Investor, as assigned by HOF Village, LLC to HOFV Newco pursuant to (b) the Contribution Agreement dated as of June 30, 2020, by and between HOF Village, LLC and HOFV Newco, as amended by (c) the First Amendment to Secured Cognovit Promissory Note, dated as of December 1, 2020, by and between HOFV Newco and HOFV Hotel II, and Investor, as amended by (d) the Joinder and Second Amendment to Secured Cognovit Promissory Note, dated as of March 1, 2022, by and between HOFV Newco, HOFV Hotel II, and the Company, and Investor (as so amended and assigned, the “HOFV Hotel II Note”); and (v) the Backup Secured Cognovit Promissory Note, effective as of November 7, 2022, by and among the Company, HOFV Newco, HOFV Youth Fields, as makers, and the Investor, as holder (the “Backup JKP Note” and, together with the HOFV Hotel II Note and the JKP Split Note, the “Convertible Notes” and, together with the Warrants, the “Investor Documents”).

B. The Warrants are exercisable for shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The exercise prices of the Warrants are subject to a weighted-average antidilution adjustment under the Warrants.

C. The Convertible Notes are convertible into shares of Common Stock. The conversion prices of the Convertible Notes are subject to a weighted-average antidilution adjustment under the Convertible Notes.

D. The Company plans to conduct one or more offerings of its securities (collectively, the “Offering”) under the terms of a September 13, 2023 engagement letter (the “2023 Engagement Letter”) between the Company and Maxim Group LLC (the “Manager”).

E. It is the intent of the Parties that the sale and issuance of the Company’s securities in the Offering, and any exercise or conversion of any such securities, will not give rise to or trigger any anti-dilution adjustment right or consent right under the Investor Documents, and the Parties desire to have the Investors memorialize the waiver of any such rights in this Waiver.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Unless otherwise defined in this Waiver, capitalized terms have the same meaning as defined in the Investor Documents.

2. Limited Waiver of Anti-Dilution Adjustment Right. The Investor hereby waives (a) any anti-dilution exercise price adjustment right that it may have under the Warrants and (b) any anti-dilution conversion price adjustment right that it may have under the Convertible Notes, in each case solely in connection with the Offering, provided that (i) all other securityholders of the Company that have anti-dilution rights have executed similar limited waivers as described herein; and (ii) (A) the total aggregate Offering amount does not exceed $15,000,000; or (B) the issuance of any Company securities in the Offering is issued at a price that does not exceed thirty-percent (30%) discount to the Company’s market trading price on the closing date of the Offering (the “Discount Price”); and (iii) the Offering is completed on or before December 31, 2023. For the purposes of determining the Discount Price, the following provisions shall be applicable to the Company’s securities:

A. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

B. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment.

C. In the case of the issuance of Common Stock without consideration, the consideration shall be deemed to be $0.01 per share.

D. In the case of the issuance of (x) options or warrants to purchase or rights to subscribe for Common Stock, (y) debt or securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

i.	the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A), (B) and (C) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby; and

ii.	the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable debt or securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or warrants or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or warrants or rights (the consideration in each case to be determined in the manner provided in subdivisions (A), (B) and (C) above).

3. Limited Effect; No Modifications. The waivers set forth above shall be limited as written and relate solely to the Investor Documents, and to the extent described above, and nothing in this Waiver shall be deemed to constitute a waiver by any Party of compliance with respect to any other term, provision, or condition of the Investor Documents, or any other instrument or agreement referred to therein. Except as specifically provided in this Waiver, all other terms and conditions of the Investor Documents remain in full force and effect.

4. Miscellaneous.

(a) Headings. The headings used in this Waiver are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Waiver.

(b) Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Waiver shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations law).

(c) Entire Agreement. This Waiver constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(d) Further Assurances. The Company, HOFV Newco, HOFV Youth Fields, HOFV CFP, HOFV Hotel II and the Investor hereby covenant and agree to execute and deliver all such documents and to take all such further actions as any of them may reasonably deem necessary from time to time to carry out the intent and purpose of this Waiver.

(e) Counterparts. This Waiver may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Waiver electronically shall be effective as delivery of an original executed counterpart of this Waiver.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Waiver as of the date first written above.

HALL OF FAME RESORT & ENTERTAINMENT
COMPANY

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF Village Newco, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF Village Youth Fields, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF Village Center For
Performance, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

HOF Village Hotel II, LLC

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

LIMITED WAIVER AGREEMENT

jkp financial, LLC

By:	/s/ John A. Mase
Name:	John A. Mase
Title:	Chief Executive Officer

LIMITED WAIVER AGREEMENT